Exhibit 99.3

COLUMBIA BANKING SYSTEM, INC.

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (“Agreement”) is entered into by and between Columbia Banking System, Inc. (“Bank”) and                                  (“Grantee”).

1.	Basis Terms of Award

Number of Shares of Restricted Stock Subject to the Award:	___________________
Fair Market Value on Date of Award of Shares of Restricted Stock	___________________
Amount Required to be Paid for Shares of Restricted Stock:	$0.00
Date of Award:	___________________

2.	Bank hereby awards to Grantee the number of shares of Restricted Stock described above (“Award”).

3.	The Award is made under the Amended and Restated Stock Option and Equity Compensation plan of Columbia Banking System, Inc. (the “Plan”), a copy of which has been provided to Grantee. The terms and conditions of the Plan are hereby incorporated into this Agreement by this reference. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the former shall govern. Capitalized terms used in this Agreement that are not defined herein shall have the meaning given to such terms in the Plan.

4.	Vesting Schedule

Except as otherwise provided in the Plan, shares of Restricted Stock subject to this Award shall be forfeited to Bank for no consideration immediately after Grantee fails to maintain Continuous Status as an Employee, to the extent such shares are not then Vested in accordance with the following vesting scheduled:

If Grantee maintains Continuous Status as an Employee on the following anniversary date after the Date of Award	Then the following percent of the number of shares of Restricted Stock subject to the Award shall Vest *
1st	25%
2nd	25%
3rd	25%
4th	25%

*	Rounded up in each case to the nearest whole number. But in no event shall Grantee have the right to acquire hereunder, over the entire vesting period, more than the total number of shares of Restricted Stock subject to the Award, as described in paragraph 1.

5.	Grantee shall have all of the rights of a shareholder with respect to shares of Restricted Stock subject to this Award.

6.	Shares of Restricted Stock subject to this Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, other than by will or by the laws of descent or distribution, prior to the time such shares Vest.

7.	Shares of Restricted Stock subject to this Award shall not be issued, unless the issuance and delivery of such shares shall comply with all relevant provisions of law, including, without limitation, all securities laws, rules and regulations, and the requirements of any stock exchange upon which the Restricted Stock may then be listed. Issuance of shares of Restricted Stock is further subject to the approval of counsel for Bank with respect to such compliance.

8.	Bank, in its sole discretion, may take any actions reasonably believed by it to be required to comply with any local, state, or federal tax laws relating to the reporting or withholding of taxes attributable to the issuance of Restricted Stock subject to this Award, including, but not limited to, (i) withholding, or causing to be withheld, from any form of compensation or other amount due Grantee any amount required to be withheld under applicable tax laws, or (ii) requiring Grantee to make arrangements satisfactory to Bank (including, without limitation, paying amounts) to satisfy any tax obligations, as a condition to recognizing any rights of Grantee under the Award.

9.	Grantee acknowledges that he understands the following:

a.

Under Section 83(a) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the excess of the fair market value on the date of Vesting of the shares of Restricted Stock over the fair market value on the Date of Award of such shares will be taxed at the time of Vesting as ordinary income and subject to payroll and withholding taxes and to tax reporting, as applicable.

b.	Grantee may elect under Section 83(b) of the Code to be taxed at ordinary income rates based on the fair market value of the shares of Restricted Stock at the time such shares are awarded, rather than at the time and as the shares of Restricted Stock Vest. Such election (an “83(b) Election”) must be filed with the Internal Revenue Service within thirty (30) days from the Date of Award. Grantee (a) will not be entitled to a deduction for any ordinary income previously recognized as a result of the 83(b) Election if shares of Restricted Stock are subsequently forfeited to the Company, and (b) the 83(b) Election may cause Grantee to recognize more compensation income than he would have otherwise recognized if the value of the shares of Restricted Stock subsequently declines. The form for making an 83(b) Election is attached hereto as Exhibit A. FAILURE TO FILE SUCH AN ELECTION WITHIN THE REQUIRED THIRTY (30) DAY PERIOD AND AS OTHERWISE DESCRIBED IN THE FORM MAY RESULT IN THE RECOGNITION OF ORDINARY INCOME BY GRANTEE AS SHARES OF RESTRICTED STOCK VEST.

c.	The foregoing is only a summary of the federal income tax laws that apply to the shares of Restricted Stock and does not purport to be complete. GRANTEE IS DIRECTED TO SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE CODE, THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH HE MAY RESIDE, AND THE TAX CONSEQUENCES OF YOUR DEATH.

10.	Grantee agrees to deliver a Stock Power and Assignment Separate from Certificate in the form attached as Exhibit B (with the transferee, certificate number, date and number of shares left blank), executed by Grantee and his spouse, if any, along with any certificate(s) evidencing shares of Restricted Stock issued to him, to the Secretary of the Company or its designee (“Escrow Holder”). GRANTEE HEREBY APPOINTS THE ESCROW HOLDER TO HOLD SUCH STOCK POWER AND ANY SUCH CERTIFICATE(S) IN ESCROW AND TO TAKE ALL SUCH ACTIONS, AND TO EFFECTUATE ALL SUCH TRANSFERS AND/OR RELEASES OF SUCH SHARES, AS ARE REQUIRED TO EFFECTUATE THE TERMS OF THIS AWARD. The foregoing appointment is a power coupled with an interest and may not be revoked by Grantee. Grantee and the Company agree that any Escrow Holder will not be liable to any party to any person for any actions or omissions, unless Escrow Holder is grossly negligent relative thereto. Escrow Holder may rely on any letter, notice or other document executed by any signature purported to be genuine and may rely on advice of counsel and obey any order of any court with respect to the transactions by this Agreement. Shares of Restricted Stock subject to this Award shall be released to Grantee from escrow as they Vest.

11.	Grantee agrees that shares of Restricted Stock subject to this Award may be forfeited as described herein and that the certificate(s) representing such shares will bear a legend in substantially the following form:

“The securities represented by this certificate are subject to certain transfer and forfeiture restrictions and may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner. A copy of the agreement and plan may be obtained at the principal office of the issuer. Such transfer and forfeiture restrictions are binding on transferees of these shares.”

12.	Miscellaneous.

a.	Each party agrees to cooperate fully with the other party and to execute such further instruments, documents and agreements, and to give such further written assurances, as may be reasonably requested by the other party to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

b.	All pronouns shall be deemed to include the masculine, feminine, neuter, singular or plural forms thereof, as the context may require. All references to “paragraph” shall be deemed to refer to paragraphs of this Agreement, unless otherwise specifically stated.

c.	All notices and other writings of any kind that a party to this Agreement may or is required to give hereunder to any other party hereto shall be in writing and may be delivered by personal service or overnight courier, facsimile, or registered or certified mail, return receipt requested, deposited in the United States mail with postage thereon fully prepaid, addressed (i) if to Bank, to its home office, marked to the attention of the corporate secretary of Bank; or (ii) if to Grantee, to his address set forth on the signature page hereof. Any notice or other writings so delivered shall be deemed given (i) if by mail, on the second (2nd) business day after mailing, and (ii) if by other means, on the date of actual receipt by the party to whom it is addressed. Any party hereto may from time to time by notice in writing served upon the other as provided herein, designate a different mailing address or a different person to which such notices or demands are thereafter to be addressed or delivered.

d.	Attorneys’ Fees. In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party to such litigation, as determined by the court in a final judgment or decree, shall pay the successful party all costs, expenses and reasonable attorneys’ fees incurred by the successful party (including, without limitation, costs, expenses and fees on any appeal).

e.	Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

f.	Choice of Law. It is the intention of the parties that the internal laws of the State of Washington (irrespective of any choice of law principles) shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

g.	Successors in Interest. This Agreement and all of its terms, conditions and covenants are intended to be fully effective and binding, to the extent permitted by law, on the heirs, executors, administrators, successors and permitted assigns of the parties hereto.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

BANK	COLUMBIA BANKING SYSTEM, INC., a Washington corporation

By

Print name: ________________________________________

Title: _____________________________________________

GRANTEE

Address:

Social Security No. ___________________________________

ACKNOWLEDGEMENT

GRANTEE HEREBY ACKNOWLEDGES THAT HE HAS RECEIVED A COPY OF THE PLAN.

Print Name:_________________________________

CONSENT OF SPOUSE AND CERTIFICATION OF MARITAL STATUE

CONSENT OF SPOUSE

This Consent of Spouse relates to an award by Columbia Banking System, Inc. of shares of Restricted Stock to                      under the Amended and Restated Stock Option and Equity Compensation Plan of Columbia Banking System, Inc. and a related Restricted Stock Agreement. The foregoing plan and agreement are sometimes referred to herein as the “Documents.” By his/her signature below, the undersigned acknowledges that he/she:

1	is the spouse of the grantee of such shares;

2.	has read the Documents and is familiar with the terms and conditions of the same; and

3.	agrees to be bound by all the terms and conditions of the Documents.

Dated:

Print Name:_________________________________

CERTIFICATION OF MARITAL STATUS

I hereby certify that I am not married.

Print Name:_________________________________

EXHIBIT A

ELECTION UNDER SECTION 83(b) OF

THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of the property described below:

1. The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME OF TAXPAYER:

NAME OF SPOUSE:

ADDRESS:

SOCIAL SECURITY NO. OF TAXPAYER:

SOCIAL SECURITY NO. OF SPOUSE:

2. The property with respect to which the election is made is described as follows:                              shares of the common stock of Columbia Banking System, Inc., a Washington corporation (the “Company”).

3. The date on which the property was transferred is:

4. The property is subject to the following restrictions:

The property will be forfeited to the Company taxpayer’s services with the Company are terminated. The foregoing restrictions lapse in a series of installments over a 4-year period ending on                                         .

5. The aggregate fair market value at the time of transfer of such property (determined without regard to any restriction other than a restriction that by its terms will never lapse) is: $

6. The amount (if any) paid for such property is: $0.00

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The undersigned is the person performing the services in connection with the transfer of said property.

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The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner of Internal Revenue.

Dated:

Taxpayer

Print Name:_________________________________

Spouse

Print Name:_________________________________

IF YOU DECIDE TO MAKE AN 83(b) ELECTION, YOU MUST FILE THIS FORM WITHIN THIRTY (30) DAYS OF THE DATE OF AWARD AND AS OTHERWISE DESCRIBED BELOW.

DISTRIBUTION OF COPIES

1. The original is to be filed with the Internal Revenue Service Center where the taxpayer’s income tax return will be filed. Filing must be made by no later than thirty (30) days after the date the property was transferred.

2. Attach one copy to the taxpayer’s income tax return for the taxable year in which the property was transferred.

3. Provide a copy to the Company.

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EXHIBIT B

STOCK POWER AND ASSIGNMENT

SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                         ,                      shares of the common stock of Columbia Banking System, Inc., a Washington corporation, standing in the undersigned’s name on the books of said corporation represented by Certificate(s) No.                                          delivered herewith, and does hereby irrevocably constitute the Secretary of said corporation as attorney-in-fact, with full power of substitution, to transfer said stock on the books of said corporation.

Dated:

Taxpayer

Print Name:_________________________________

Spouse

Print Name:_________________________________

Please see paragraph 10 of the Restricted Stock Grant Agreement for information on completing this form.

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